Exhibit 3.1

RESTATED

ARTICLES OF INCORPORATION

OF

BANCSHARES OF FLORIDA, INC.

Pursuant to Section 607.1007, Florida Statutes, these Restated Articles of Incorporation were adopted by the Board of Directors of Bancshares of Florida, Inc. (“Corporation”) on May 24, 2005. These Restated Articles of Incorporation contain no amendments to the Corporation’s Articles of Incorporation.

ARTICLE I

The name of the Corporation is “Bancshares of Florida, Inc.”

ARTICLE II

The Corporation is organized for the following purpose or purposes:

To act as a bank holding company and, to the extent permitted under applicable federal and state laws, now or hereafter existing, to engage in such business as related to banks and to bank holding companies and their activities;

To acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares, voting trust certificates, depository receipts for shares, capital stock, bonds, notes, debentures or other evidence of indebtedness, options, warrants, or other securities issued by any other business of any lawful character, including, but not limited to, banks and other businesses providing goods or services related to banking;

To acquire and hold other investment assets and to engage in any lawful activities related thereto;

To acquire, own interest in, and otherwise participate in and exercise ownership rights in joint ventures, partnerships, limited partnerships, trusts, corporations, unincorporated associations and other entities for the furtherance of all corporate activities; to borrow and to lend money and to buy, sell, guarantee and otherwise deal in the obligations of others and conduct financing, brokerage, and discount and factoring businesses in connection with the foregoing or otherwise;

In general, to carry on any other lawful business whatsoever, and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the Florida Business Corporation Act.

ARTICLE III

The corporation shall have authority to issue 21,000,000 shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights:

A. Common Stock. One class shall consist of 20,000,000 shares of common stock of $.01 par value, designated “Common Stock.” The holders of Common Stock shall be entitled to elect all of the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Corporation.

B. Preferred Stock. One class shall consist of 1,000,000 shares of preferred stock of $.01 par value, designated “Preferred Stock,” of which 50,000 shares shall be designated Series A Preferred Stock and shall have the relative rights and preferences as stated in Exhibit A hereto. The Board of Directors of the Corporation shall be empowered to divide any and all shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established in accordance with Section 607.0602 of the Florida Business Corporation Act, including:

(i) the distinctive designation of such series and the number of shares which shall constitute such series;

(ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series;

(iii) the time or times when and the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Corporation and the sinking fund provisions, if any, for the purchase or redemption of such shares;

(iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether all or a portion is paid before any amount is paid on the Common Stock;

(v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and

(vi) whether the shares of such series have voting rights and the extent of such voting rights, if any.

The Board of Directors shall have the power to reclassify any unissued shares of any series of Preferred Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, including but not limited to, but subject to the limitations described in, the above provisions.

Any action by the Board of Directors in authorizing the issuance of Preferred Stock and fixing and determining the provisions thereof is hereby ratified and approved.

ARTICLE IV

The name and street address of the registered agent and office of the Corporation is Arlette Yassa, 110 East Broward Boulevard, Suite 100, Ft. Lauderdale, Florida 33301.

ARTICLE V

The street address and mailing address of the principal office of the Corporation is 1185 Immokalee Road, Naples, Florida 34110.

ARTICLE VI

A. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors; provided, however that the number of directors fixed by the Board of Directors shall not be less than two or more than twenty-five.

B. Directors shall be of one class and shall serve for one-year terms or until their successors are elected and qualified. Directors shall be elected by a plurality of votes cast by the shares entitled to vote in the election of directors at a meeting of shareholders, at which a quorum is present.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, if any vacancy shall occur in the membership of the Board by reason of newly created directorships or resulting from the resignation, disqualification, retirement or death of a director, the remaining directors shall continue to act, and such vacancies may be filled by the affirmative vote of the majority of the directors then in office, although less than a quorum of the Board, and if not therefore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. If any vacancy shall occur among the directors by reason of the removal from office of a director, such vacancy shall be filled by the vote of three-fourths (3/4) of the outstanding shares of each class of stock entitled to vote in elections of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Any increase or decrease in the number of directors shall be so apportioned among the classes of directors as to make all classes as nearly equal in number as possible.

D. Notwithstanding the foregoing provisions of this Article VI, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualified.

E. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of

Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least three-fourths (3/4) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Articles of Incorporation inconsistent with, this Article VI. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

ARTICLE VII

The Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, relating to affiliated transactions.

ARTICLE VIII

In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Florida or any other provision of these Articles of Incorporation or otherwise, the affirmative vote or consent of the holders of not less than two-thirds (2/3) of the shares of each class of stock of the Corporation entitled to vote in elections of directors shall be required to authorize, adopt or approve a Covered Transaction; however, the provisions of this Article VIII shall not apply to any Covered transaction referred to in this Article VIII with any Interested Person if the Covered Transaction is approved by three-fourths (3/4) of the entire membership of the Board of Directors of the Corporation, in which event the affirmative vote of not less than a majority of the holders of each class of stock of the Corporation entitled to vote in elections of directors shall be required.

For the purpose of this Article VIII:

1. “Affiliate” and “associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

2. A person shall be the “beneficial owner” and “beneficially owns” shares of stock of the Corporation other than shares of the Corporation’s stock held in its treasury): (a) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not; (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants or options, or otherwise; (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement; or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of securities of the Corporation.

3. “Covered Transaction” is:

(a) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (as defined in this Article) (regardless of the identity of the surviving corporation);

(b) any sale, lease or other disposition of all or any substantial part (assets having an aggregate fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof;

(c) any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash); or

(d) the liquidation of the Corporation.

4. “Interested Person” is any person which, as of the record date for the determination of shareholders entitled to notice of any Covered Transaction and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of any Covered Transaction, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

5. “Person” is any individual, partnership, corporation or other entity.

6. “Subsidiary of the Corporation” is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

ARTICLE IX

A. In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Florida or any other provision of these Articles of Incorporation or otherwise, there shall be required for the approval, adoption or authorization of a Business Combination with an Interested Person the affirmative vote or consent of the holders of a majority of the shares of each class of stock of the Corporation entitled to vote in elections of directors considered separately for the purposes of this Article IX, which are not beneficially owned, directly or indirectly, by such Interested Person; provided, however, that said majority voting requirements shall not be applicable if all of the conditions specified in subparagraphs (1), (2) and (3) below are met:

1. The consideration to be received per share for each class of stock in such Business Combination by holders of the stock of the Corporation is payable in cash or Acceptable Securities, or a combination of both, and such consideration has a fair market value per share with respect to each class of the Corporation’s stock of not less than either:

(a) the highest price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by said Interested Person in acquiring any of the Corporation’s stock of that class; or

(b) a price per share obtained by multiplying the aggregate earnings per share of stock of the Corporation (appropriately adjusted for any subdivision of shares, stock dividend or combination of shares during the period) for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes or consents on such Business Combination by the figure obtained by dividing the highest per share price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by such Interested Person in acquiring any of the Corporation’s stock by the aggregate earnings per share of the Corporation for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of five percent (5%) or more of the outstanding stock of the Corporation entitled to vote in elections of directors.

If any securities were issued by an Interested Person in exchange for stock of the Corporation prior to the proposed Business Combination, the fair market value of said securities at the time of issue shall be used in determining the per share price paid for said stock.

2. After the Interested Person has become the beneficial owner of five percent (5%) or more of the stock of the Corporation entitled to vote in the election of directors and prior to the consummation of such Business Combination, there shall have been no reduction in the rate of dividends payable on the Corporation’s stock which would result in a quarterly dividend rate per share which is less than the average quarterly dividend rate per share for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of said five percent (5%) or more of the stock of the Corporation, unless such reduction in the rate of dividends has been approved by three-fourths (3/4) of the entire membership of the Board of Directors of the Corporation. For the purposes of this paragraph, “quarterly dividend rate per share” for any quarterly dividend shall be equal to the percentage said quarterly dividend per share bears to the earnings per share for the four full fiscal quarters immediately preceding the declaration of said quarterly dividend.

3. The consideration to be received by shareholders who are not Interested Persons shall be in cash or in the same form as the Interested Person has previously paid for shares of such class of stock; if the Interested Person has paid for shares of any class of any stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it.

B. For the purposes of this Article IX:

1. “Acceptable Securities” shall mean (a) securities of the same class or series, with the same rights, powers and benefits and of the same denomination, term and interest, or dividend, if any, as the securities issued and delivered by the Interested Person in exchange for the majority of the stock of the corporation acquired by the Interested Person, or (b) the class of common stock of the Interested Person which is beneficially owned by most persons.

2. “Affiliate” and “associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

3. A person shall be the “beneficial owner” and “beneficially own” shares of stock of the Corporation (other than shares of the Corporation’s stock held in its treasury) (a) which such person and its affiliates or associates beneficially own, directly or indirectly, whether of record or not, (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants, or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.

4. “Business Combination” is:

a. any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

b. any sale, lease or other disposition of all or any substantial part (assets having a fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof; or

c. any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration of or in exchange for any securities or other property (including cash).

5. “Interested Person” is any person which, as of the record date for the determination of shareholders entitled to notice of any Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, immediately prior to the consummation of any Business Combination, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

6. “Person” is an individual, partnership, corporation or other entity.

7. “Subsidiary of the Corporation” is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

ARTICLE X

The Board of Directors of the Corporation, when evaluating any offer of another individual, firm, corporation or other entity (“Person”): (a) to make a tender or exchange offer for any equity security of the Corporation; (b) to merge or consolidate the Corporation with such other Person; or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation (such offers individually referred to as an “Acquisition Proposal”), shall, in connection with the exercise of its business judgment in determining what is in the best interest of the Corporation and its Shareholders, give due consideration to all relevant factors, including without limitation, the consideration being offered in the Acquisition Proposal in relation to the then-current market price of the Corporation’s stock, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors’ then-estimate of the future value of the Corporation as an independent entity, the social and economic effects on the employees, customers, suppliers, and other constituents of the Corporation and on the communities in which the Corporation operates or is located and the desirability of maintaining independence from any other business or business entity; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide any constituency any right to be considered.

ARTICLE XI

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that to the extent required by applicable law, this Article shall not eliminate or limit the liability of a director for:

(i) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(ii) any transaction from which the director derived an improper personal benefit;

(iii) unlawful distributions to shareholders of the Corporation in violation of Section 607.06401 of the Florida Business Corporation Act, or (iv) for willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure judgment in its favor or in a proceeding by or in the right of a shareholder. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XII

Except as otherwise specifically provided herein, these Articles of Incorporation may be amended, altered, changed or repealed only by the affirmative vote or consent of the holders of at least one-half (1/2) of the shares of each class of stock of the Corporation entitled to vote in elections of directors.

IN WITNESS WHEREOF, the undersigned authorized Chairman of the Board of Directors of the Corporation executed these Restated Articles of Incorporation on this 24th day of May, 2005.

BANCSHARES OF FLORIDA, INC.

/s/ Earl L. Frye
Earl L. Frye
Chairman of the Board of Directors

EXHIBIT A

DESIGNATION,

PREFERENCES, RIGHTS AND LIMITATIONS OF

SERIES A PREFERRED STOCK

The Corporation’s Series A Preferred Stock has the following relative rights and preferences:

1. Designation. The designation of the series of preferred stock created hereby shall be Series A Preferred Stock (“Series A Preferred Stock”), and the number of shares constituting such series shall be 50,000 shares. The Series A Preferred Stock shall rank prior to the common stock of the Corporation, $0.01 par value (“Common Stock”) with respect to the payment of dividends and the distribution of assets.

2. Dividend Rights. The holders of shares of Series A Preferred Stock shall be entitled to receive quarterly dividends, payable in arrears. The dividends shall be payable at a quarterly of rate of 0.02 shares of Series A Preferred Stock per share of Series A Preferred Stock held. Dividends shall be payable on January 1, April 1, July 1, and October 1 of each year. If the Series A Preferred Stock is redeemed pursuant to Section 3 herein, the dividend for the quarter in which the redemption occurs shall be payable to the holder prior to redemption.

3. Redemption Rights. The Corporation may redeem any or all shares of Series A Preferred Stock at any time after issuance at its sole discretion, pursuant to the following redemption schedule:

Less than one year after issuance at $105 per share;

One or more, but less than two, years after issuance at $104 per share;

Two or more, but less than three, years after issuance at $103 per share;

Three or more, but less than four, years after issuance at $102 per share;

Four or more, but less than five, years after issuance at $101 per share; and

Five or more years after issuance at $100 per share.

Notice of any redemption shall be given in person, by first class mail, or by reputable overnight courier, transmitted not less than five, nor more than 30, days prior to the date fixed for redemption to the holders of record of the shares to be redeemed. After the date of redemption, and notwithstanding the fact that any shares called for redemption shall not have been surrendered for cancellation, on and after such date the shares represented thereby called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares shall cease except for the right to receive the redemption value of the shares.

4. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, an amount equal to $100 per share prior to any distribution to holders of Common Stock of the Corporation.

5. No Voting Rights. Except as otherwise required by law, the holders of Series A Preferred Stock shall not be entitled to vote.

6. Reacquired Shares. Shares of Series A Preferred Stock redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized and unissued shares of preferred stock without designation as to series.

7. No Sinking Fund. Shares of Series A Preferred Stock are not subject to the operation of a sinking fund.